Exhibit 8.1

Consolidated Subsidiaries and Equity Investees of Turkcell Iletisim Hizmetleri A.S.

Consolidated Subsidiaries	Country of incorporation	Name under which subsidiary or equity investee does business
Global Bilgi Pazarlama Danisma ve Cagri Servisi Hizmetleri A.S.	Republic of Turkey	Global
Corbuss Kurumsal Telekom Servis Hizmetleri A.S.	Republic of Turkey	Corbuss
Turktell Bilisim Servisleri A.S.	Republic of Turkey	Turktell Bilisim
Superonline Iletisim Hizmetleri A.S.	Republic of Turkey	Superonline
East Asian Consortium B.V.	The Netherlands	Eastasia
Turktell Uluslararasi Yatirim Holding A.S.	Republic of Turkey	Turktell Uluslararasi
Euroasia Telecommunications Holdings B.V.	The Netherlands	Euroasia
LLC Astelit	Ukraine	Astelit Life:)
Turkcell Teknoloji Arastirma ve Gelistirme A.S.	Republic of Turkey	Turkcell Teknoloji
Turkcell Kurumsal Satis ve Dagitim Hizmetleri A.S.	Republic of Turkey	Turkcell Kurumsal
Kule Hizmet ve Isletmecilik A.S.	Republic of Turkey	Global Tower
Sans Oyunlari Yatirim Holding A.S.	Republic of Turkey	Sans Oyunlari Yatirim Holding AS
Inteltek Internet Teknoloji Yatirim ve Danismanlik Ticaret A.S.	Republic of Turkey	Inteltek IDDAA
Kibris Mobile Telekomunikasyon Ltd.	Northern Cyprus	KKTCELL
Financell B.V.	The Netherlands	Financell
Rehberlik Hizmetleri A.S.	Republic of Turkey	Rehberlik Hizmetleri
Beltur B.V.	The Netherlands	Beltur
Surtur B.V.	The Netherlands	Surtur
Beltel Telekomunikasyon Hizmetleri A.S.	Republic of Turkey	Beltel
Turkcell Gayrimenkul Hizmetleri A.S	Republic of Turkey	Turkcell Gayrimenkul
Talih Kusu Altyapi Hizmetleri AS	Republic of Turkey	Talih Kuşu
LLC Global Bilgi	Ukraine	LLC Global
FLLC Global Bilgi	Republic of Belarus	FLLC Global
LLC UkrTower	Ukraine	UkrTower
Belarusian Telecommunications Network	Republic of Belarus	Belarusian Telecom
Turkcell Europe GmbH	Germany	Turkcell Europe
Azerinteltek QSC	Azerbaijan	Azerinteltek

Equity Investees

A-Tel Pazarlama ve Servis Hizmetleri A.S.	Republic of Turkey	A-Tel
Fintur Holdings B.V.	The Netherlands	Fintur
Azertel Telekomunikasyon Yatirim Dis Ticaret A.S.*	Republic of Turkey	Azertel
Azercell Telekom B.M.*	Azerbaijan	Azercell
Azeronline Ltd.*	Azerbaijan	Azeronline
Molfintur S.R.L.*	Moldova	Molfintur
I.M. Moldcell S.A.*	Moldova	Moldcell
Gurtel Telekomunikasyon Yatirim ve Dis Ticaret A.S.*	Republic of Turkey	Gurtel
GSM Kazakhstan LLP OAO Kazakhtelecom*	Kazakhstan	Kcell
AR-Telecom LLP*	Kazakhstan	AR-Telecom
KT-Telecom LLP*	Kazakhstan	KT-Telecom
Geocell LLC*	Georgia	Geocell

*	Consolidated subsidiaries of Fintur Holdings B.V.